Exhibit 32

                  CERTIFICATION PURSUANT TO 18 U.S.C. SEC. 1350
                   (SECTION 906 OF SARBANES-OXLEY ACT OF 2002)

                        Alternative Energy Sources, Inc.

     In connection with the Annual Report of, Alternative Energy Sources, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Andrew Stinson, President, Chief Executive Officer, Chief Financial Officer and Director of the Company, hereby certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  March 30, 2005

By:  /s/ Andrew Stinson
     ----------------------------------
     Andrew Stinson, President, Chief Executive Officer,
     Chief Financial Officer and Director

                        Alternative Energy Sources, Inc.

     In connection with the Annual Report of, Alternative Energy Sources, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Bruce Gage, Director of the Company, hereby certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  March 30, 2005

By: /s/ Bruce Gage
    ----------------
        Bruce Gage
        Director